UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2024

Purple Innovation, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37523	47-4078206
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4100 North Chapel Ridge Road, Suite 200
Lehi, Utah	84043
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 756-2600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	PRPL	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to Chief Executive Officer’s Employment Agreement

On January 26, 2024, the Board of Directors (the “Board”) of Purple Innovation, Inc. (the “Company”) unanimously approved an amendment to the amended and restated employment agreement of Robert T. DeMartini, the Company’s Chief Executive Officer (the “Amendment”). Under the Amendment, the Company agreed that, among other things: (1) Mr. DeMartini’s base salary will be increased, effective March 19, 2024, to $725,000; (2) Mr. DeMartini will be eligible to earn an incremental aggregate cash bonus equal to $850,000 that will vest 10% on August 1, 2024, 20% on February 1, 2025, and 70% on August 1, 2025, provided he continues to be employed by the Company and subject to Mr. DeMartini’s obligation to repay any such bonus actually received in the event his employment is terminated other than by the Company without cause prior to June 30, 2026, subject to certain conditions; and (3) Mr. DeMartini will be eligible to earn a cash payment of up to $5,000,000, less tax and other required withholdings, based on the Volume Weighted Average Price per share of the Company’s common stock on NASDAQ during the period from March 16, 2026 through June 30, 2026 subject to his continued employment with the Company, with the amount earned payable in quarterly installments commencing with the first payroll period following June 30, 2026.

In addition, under the Amendment, in the event of Mr. DeMartini’s retirement, subject to certain conditions, all of Mr. DeMartini’s time-based vesting restricted stock units (“RSUs”) then outstanding and unvested will vest in accordance with the remaining schedule as if Mr. DeMartini remained employed for an additional twelve (12) months and all of Mr. DeMartini’s outstanding performance-based vesting RSUs (“PSUs”) then outstanding will be eligible to vest on a pro-rata basis, subject to the performance achieved at the same time as active Company employees with the same type of PSUs. Accordingly, the revised vesting terms in the Amendment amend the terms in Mr. DeMartini’s RSU and PSU grant agreements dated June 20, 2023.

The foregoing summary of the Amendment does not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Amendment, a copy of which is attached as Exhibit 10.1 to this report and are incorporated by reference herein.

Senior Leadership Team Special Recognition Bonus

On January 26, 2024, the Board unanimously approved a special recognition bonus payment to certain members of the Company’s senior leadership team, including, among others, Todd Vogensen, Chief Financial Officer, John J. Roddy, Chief People Officer, and Eric S. Haynor, Chief Operating Officer. Each participant is eligible to earn a special recognition bonus payment equal to 15 months of their regular salary. The special recognition bonus payment is payable, subject to the employee’s continued employment with the Company, 10% on August 1, 2024, 20% on February 1, 2025, and 70% on August 1, 2025.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Description of Exhibit
10.1	Amendment to the Amended and Restated Employment Agreement dated January 26, 2024, between the Company and Robert T. DeMartini.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 26, 2024	PURPLE INNOVATION, INC.

	By:	/s/ Tricia McDermott
Tricia McDermott Chief Legal Officer

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